                                                                     EXHIBIT 4.1

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                         LEVEL 3 COMMUNICATIONS, INC.


                                      AND


                             THE BANK OF NEW YORK
                                  as Trustee


                         -----------------------------


                         SECOND SUPPLEMENTAL INDENTURE

                         DATED AS OF FEBRUARY 29, 2000


                         -----------------------------



            Supplement to Indenture dated as of September 20, 1999
                        (Subordinated Debt Securities)



                  6% Convertible Subordinated Notes due 2010


================================================================================

                                                                               1
                         SECOND SUPPLEMENTAL INDENTURE


          SECOND SUPPLEMENTAL INDENTURE, dated as of February 29, 2000 by and between LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (hereinafter called the "Company"), and THE BANK OF NEW YORK as successor to IBJ WHITEHALL BANK & TRUST COMPANY, a corporation duly organized and existing under the laws of the State of New York (hereinafter called the "Trustee"), having a Corporate Trust Office at 101 Barclay Street, Floor 21 West New York, New York 10286, as Trustee under the Indenture (as hereinafter defined).


                                    RECITALS

          WHEREAS, the Company and the Trustee have as of September 20, 1999 entered into an Indenture (hereinafter called the "Indenture"), providing for the issuance by the Company from time to time of its subordinated debt securities;

          WHEREAS, no Securities have been issued under the Indenture and there do not currently exist any Holders;

          WHEREAS, Section 901 of the Indenture provides, among other things, that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may without the consent of any Holders of Securities enter into one or more indentures supplemental to the Indenture to establish the form or terms of Securities of any series, including the provisions and procedures providing for the adjustment of conversion rights with respect to Securities convertible into Common Stock or to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when
--------
there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

          WHEREAS, the Company desires to issue one series of convertible subordinated debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this Second Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

          WHEREAS, the Company and the Trustee deem it advisable to enter into this Second Supplemental Indenture for the purposes of establishing the terms of such convertible subordinated debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;


          WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an opinion of counsel; and

          WHEREAS, all conditions and requirements of the Indenture necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the
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                                                                               2

execution and delivery thereof have been in all respects duly authorized by the parties hereto.


          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                  ARTICLE ONE

                          CREATION OF THE SECURITIES

          SECTION 1.1.  DESIGNATION OF SERIES.  Pursuant to the terms hereof and
                       -----------------------
Sections 201 and 301 of the Indenture, the Company hereby creates a series of its convertible subordinated debt securities designated as the "6% Convertible Subordinated Notes due 2010" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

          SECTION 1.2.  FORM OF SECURITIES.  (a)  The Securities will be issued
                        -------------------
in permanent global form without coupons and the definitive form of the Securities shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Securities shall bear interest, be payable and have such other terms as are stated in the form of definitive Security or in the Indenture, as supplemented by this Second Supplemental Indenture. The Stated Maturity of the Securities shall be March 15, 2010.

          (b) The fifth paragraph of Section 305 of the Indenture is hereby amended with respect to the Securities by replacing clause (y) in the fourth sentence thereof with the following:

          "(y) an Event of Default or an event which after notice or lapse of time or both would be an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Securities represented by such global Securities advise DTC to cease acting as depositary for such global Securities or".

          SECTION 1.3.  LIMIT ON AMOUNT OF SERIES.  The Securities shall not
                        --------------------------
exceed $862,500,000 in aggregate principal amount, and may, upon the execution and delivery of this Second Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by its Chairman of the Board, President or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries, without further action by the Company.
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                                                                               3

          SECTION 1.4.  CERTIFICATE OF AUTHENTICATION.  The Trustee's
                        ------------------------------
certificate of authentication to be borne on the Securities shall be substantially as provided in the Form of Security attached hereto as Exhibit A.

          SECTION 1.5.  NO SINKING FUND.  No sinking fund will be provided with
                        ----------------
respect to the Securities.

          SECTION 1.6.  NO ADDITIONAL AMOUNTS.  No Additional Amounts will be
                        ----------------------
payable with respect to the Securities.

          SECTION 1.7.  DEFINITIONS.
                        ------------

          (a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Indenture.

          (b) Solely for purposes of this Second Supplemental Indenture and the Securities, the following definitions are hereby amended in their entirety to read as follows:

          "Person" means any individual, corporation, company, partnership,
           ------
     joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

          "Senior Indebtedness" means the principal of, and premium, if any, and
           -------------------
     interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the Indenture or thereafter created, incurred or assumed:

               (1) indebtedness of the Company evidenced by a credit or loan agreement, note, bond, debenture or other written obligation,

               (2) all obligations of the Company for money borrowed,

               (3) all obligations of the Company evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

               (4) obligations of the Company (A) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (B) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes,

               (5) all obligations of the Company under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements,

               (6) all obligations of the Company with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing,

               (7) all obligations of the Company issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business,

               (8) all obligations of the type referred to in clauses (1) through (7) of another Person and all dividends of another person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on the property of the Company, and

               (9) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (1) through (8) hereof;

     provided, however, that Senior Indebtedness shall not include the Securities or any such indebtedness or obligation if the terms of such indebtedness or obligation, or the terms of the instrument under which, or pursuant to which it is issued expressly provide that such indebtedness or obligation is not superior in right of payment to the Securities.

          "Subsidiary" of any Person means (i) a corporation more than 50% of
           ----------
     the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          (c) Solely for purposes of this Second Supplemental Indenture and the Securities, the following terms shall have the indicated meanings:

          "Capital Stock" of any Person means any and all shares, interest,
           -------------
     participations or other equivalents (however designated) of corporate stock or equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into any equity interest), warrants or options to acquire an equity interest in such person.

          "Change of Control" at such time after the original issuance of the
           -----------------
     Securities means the occurrence of the following events:

               (1) if any "person" or group " (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions
     to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (1), such person or group shall be deemed to beneficially own any voting stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

               (2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned subsidiary or one or more Permitted Holders) shall have occurred; or

               (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

               (4) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company;

provided, however, that a Change of Control shall not be deemed to have occurred
--------  -------
if the Current Market Price of the Common Stock of the Company for any five Trading Days within the period of 10 consecutive Trading Days beginning immediately after the later of the Change of Control or the public announcement of the Change of Control shall equal or exceed 105% of the Conversion Price in effect on each such Trading Day; provided further that if the Change of Control
                                 -------- -------
results in the reclassification, conversion, exchange of outstanding shares of

     Common Stock of the Company, such 10 consecutive Trading Day period shall be measured as ending immediately before the Change of Control.

          "Conversion Price" shall equal $1,000 divided by the Conversion Rate
           ----------------
     (rounded to the nearest cent, with one-half cent being rounded upward).

          "Current Market Price" of Common Stock of the Company for any day
           --------------------
     means the last reported per share sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing per share bid and asked prices on such day, regular way, in either case as reported on the Nasdaq National Market or, if such Common Stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which such Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of such Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any Nasdaq member firm selected from time to time by the Board of Directors of the Company for that purpose, or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

          "Dollar Denominated Senior Notes Indenture" means the Indenture dated
           -----------------------------------------
     as of February 29, 2000, as amended, supplemented or modified from time to time, between the Company and The Bank of New York, as trustee, relating to the Company's 11% Senior Notes due 2008, 11-1/4% Senior Notes due 2010 and 12-7/8% Senior Discount Notes due 2010.

          "Euro Denominated Senior Notes Indenture" means the Indenture dated as
           ---------------------------------------
     of February 29, 2000, as amended, supplemented or modified from time to time, between the Company and The Bank of New York, as trustee, relating to the Company's 10-3/4% Senior Notes due 2008 and 11-1/4% Senior Notes due 2010.

          "Exchange Act" means the Securities Exchange Act of 1934.
           ------------

          "Expiration Date" has the meaning specified in "Offer to Purchase"
           ---------------
     below.

          "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the
           -----------------------
     United States Code, as amended from time to time.

          "First Supplemental Indenture" means the Supplemental Indenture dated
           ----------------------------
     as of September 20, 1999, together with the related Indenture dated as of September 20, 1999, as amended, supplemented or modified from time to time, between the Company and The Bank of New York as successor to IBJ Whitehall Bank & Trust Company, as trustee, relating to the Company's 6% Convertible Subordinated Notes due 2009.

          "Indebtedness" means, with respect to a Person:
           ------------

               (1) indebtedness of such Person evidenced by a credit or loan agreement, note, bond, debenture or other written obligation,

               (2)  all obligations of such Person for money borrowed,

               (3) all obligations of such Person evidenced by a Security or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

               (4) obligations of such Person (A) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (B) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes,

               (5) all obligations of such Person under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements,

               (6) all obligations of such Person with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing,

               (7) all obligations of such Person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business,

               (8) all obligations of the type referred to in clauses (1) through (7) of another Person and all dividends of another person, the payment of which, in either case, such Person has assumed or guaranteed, or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on the property of such Person, and

               (9) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (1) through (8) hereof.

          "9-1/8% Senior Notes Indenture" means the Indenture dated as of April
           -----------------------------
     28, 1998, as amended, supplemented or modified from time to time, between the Company and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), as trustee, relating to the Company's 9-1/8% Senior Notes Due 2008.

          "Offer" has the meaning specified in "Offer to Purchase" below.
           -----

          "Offer to Purchase" means a written offer (the "Offer") sent by the
           -----------------
     Company by first-class mail, postage prepaid, to each Holder of Securities at its address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than

     60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed under the Exchange Act (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

               (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

               (2) the Expiration Date and the Purchase Date;

               (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (the "Purchase Amount");

               (4) the purchase price to be paid by the Company for $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price") and whether the Purchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock of the Company;

               (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in a principal amount equal to $5,000 or any integral multiple of $1,000 in excess thereof;

               (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

               (7) that any Securities not tendered or tendered but not purchased by the Company will continue to accrue interest;

               (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

               (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing);

               (10) in the event that the Purchase Price shall be paid in shares of Common Stock of the Company, that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to provide written notification of the name or names (with addresses) in which the certificate or certificates for shares of such Common Stock shall be issued;

               (11) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

               (12) that if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities;

               (13) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion; and

               (14) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

          Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

          "Permitted Holders" means the members of the Company's Board of
           -----------------
     Directors on April 28, 1998 and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such person.

          "Property" means, with respect to any Person, any interest of such
           --------
     Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

          "Purchase Amount" has the meaning specified in "Offer to Purchase"
           ---------------
     above.

          "Purchase Date" has the meaning specified in "Offer to Purchase"
           -------------
     above.

          "Purchase Price" has the meaning specified in "Offer to Purchase"
           --------------
     above.

          "Restricted Subsidiary" means any Restricted Subsidiary under each of
           ---------------------
     the 9-1/8% Senior Notes Indenture and the 10-1/2% Senior Discount Notes Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Significant Subsidiary" means any Subsidiary that would be a
           ----------------------
     "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "10-1/2% Senior Discount Notes Indenture" means the Indenture dated as
           ---------------------------------------
     of December 2, 1998, as amended, supplemented or modified from time to time, between the Company and IBJ Schroder Bank & Trust Company, as trustee, relating to the Company's 10-1/2% Senior Discount Notes Due 2008.

          "Trading Day" with respect to the Common Stock of the Company means
           -----------
     (x) if such Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if such Common Stock is quoted on the National Market System of the Nasdaq, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Voting Stock" of any Person means Capital Stock of such Person who
           ------------
     ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

                                  ARTICLE TWO

                            CONVERSION OF SECURITIES

          SECTION 2.1.  APPLICABILITY OF CONVERSION PROVISIONS. Pursuant to
                        ---------------------------------------
Section 301(24) of the Indenture, the Securities will be convertible in accordance with the provisions of, and pursuant to, Article Sixteen of the Indenture, as amended hereby, and the definitive form of the Securities.

          SECTION 2.2.  CONVERSION RATE.  The rate at which shares of Common
                        ----------------
Stock of the Company shall be delivered upon conversion (the "Conversion Rate") shall be initially 7.416 shares of Common Stock of the Company for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in Section 1605 of the Indenture, as amended hereby.

          SECTION 2.3.  AMENDMENTS TO ARTICLE SIXTEEN.
                        ------------------------------

          (a) Section 1605 is amended in its entirety with respect to the Securities to read as follows:

          SECTION 1605.  Adjustment Of Conversion Rate.

          (1) In case at any time after the date of the issuance of the Securities, the Company shall pay or make a dividend or other distribution on any class of Capital Stock of the Company payable in shares of Common Stock of the Company, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock of the Company held in the treasury of the Company.

          (2) In case at any time after the date of the issuance of the Securities, the Company shall issue rights, options or warrants to all holders of its Common Stock (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Security into Common Stock of the Company without any action required by the Company or any other person) entitling them to subscribe for or purchase shares of Common Stock of the Company (or securities convertible into Common Stock of the Company) at a price per share (or having a conversion price per share) less than the Average Current Market Price per share (determined as provided in paragraph (8) of this Section) on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock of the Company which the aggregate of the offering price of the total number of shares of Common Stock of the Company so offered (or the aggregate conversion price of the convertible securities so offered) for subscription or purchase would purchase at such Average Current Market Price and the denominator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock of the Company so offered for subscription or purchase (or into which the convertible securities so offered are convertible), such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock of the Company held in the treasury of the Company.

          (3) In case at any time after the date of the issuance of the Securities, outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares of Common Stock of the Company, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares of Common Stock of the Company, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (4) In case at any time after the date of the issuance of the Securities, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, shares of any class of its Capital Stock, evidences of its indebtedness or other assets (including securities, but excluding any rights, options or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Conversion Rate shall be adjusted so that the same shall equal the price determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Average Current Market Price per share (determined as provided in paragraph (8) of this Section) on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares of capital stock or evidences of indebtedness so distributed applicable to one share of Common Stock of the Company and the denominator shall be such Average Current Market Price per share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (5) In case at any time after the date of the issuance of the Securities, the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock consisting exclusively of cash (excluding any cash that is distributed upon a merger or consolidation to which Section 1607 applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with:

     (A) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made, and

     (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock of the Company concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section has been made,

          (the amount of such cash distribution together with the amounts described in clauses (A) and (B) above being referred to herein as the "Aggregate Cash Distribution Amount") exceeds 10% of the product of (I) the Average Current Market Price per share on the date for the determination of holders of shares of Common Stock of the Company entitled to receive such cash distribution, times (II) the number of shares of Common Stock of the Company outstanding on such date (the amount by which the Aggregate Cash Distribution Amount exceeds 10% of the product of the amounts described in clauses (I) and
(II) above being referred to herein as the "Excess Amount"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased in accordance with the following formula:

                    AC =   CR  /  M - (EA/O)
                                  ----------
                                      M

Where:

          AC = the adjusted Conversion Rate.

          CR = the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive the distribution.

          M = the Average Current Market Price per share (determined as provided in paragraph (8) of this Section) on the date fixed for determination of the stockholders entitled to receive the distribution.

          EA = the Excess Amount.

          O = the number of shares of Common Stock of the Company outstanding on the date fixed for determination of the stockholders entitled to receive the distribution.

          (6) In case at any time after the date of the issuance of the Securities, a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock of the Company shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with:

     (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock of the Company expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and

     (B) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made, exceeds 10% of the product of (I) the Average Current Market Price per share (determined as provided in paragraph (8) of this Section) as of the last time (the "Tender Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times (II) the number of shares of Common Stock of the Company outstanding (including any tendered shares) on the Tender Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Tender Expiration Time, the Conversion Rate shall be increased in accordance with the following formula:

                         AC = CR  /  (M x O) - C
                                     ------------
                                     M x (O - TS)

Where:

          AC = the adjusted Conversion Rate.

          CR = the Conversion Rate immediately prior to close of business on the date of the Tender Expiration Time.

          M = the Average Current Market Price per share (determined as provided in paragraph (8) of this Section) on the date of the Tender Expiration Time.

          O = the number of shares of Common Stock of the Company outstanding (including any tendered shares) on the Tender Expiration Time.

          C = the amount of cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below).

          TS = the number of all shares validly tendered and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

          (7) The reclassification of Common Stock of the Company into securities including securities other than Common Stock of the Company (other than any reclassification upon a consolidation or merger to which Section 1607 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock of the Company to all holders of Common Stock of the Company (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock of the Company outstanding immediately prior to such reclassification into the number of shares of Common Stock of the Company outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

          (8) For the purpose of any computation under paragraphs (2), (4), (5) and (6) of this Section, the Average Current Market Price per share on any date shall be deemed to be the average of the daily Current Market Prices for the five consecutive Trading Days selected by the Company commencing not more than ten Trading Days before, and ending not later than the earlier of, the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the Common Stock of the Company trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

          (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph
       --------  -------
(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (9) shall be made to the nearest cent.

          (10) The Company may make such increases in the Conversion Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock of the Company resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such (i) for federal income tax purposes or (ii) for any other reasons relating to taxes.

          (11) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the Current Market Price for any five Trading Days within the period of 10 Trading Days (as determined pursuant to the definition of Change of Control) exceeds the Conversion Price by 105% in connection with an event which would otherwise be a "Change of Control" or whether the Current Market Price for 20 Trading Days during a period of 30 consecutive Trading Days (as determined pursuant to Section 6.1 or 7.1 hereof, as applicable exceeds the Conversion Price by (a) the triggering percentages (as specified in Section 6.1(a) hereof) in connection with a provisional redemption or (b) 140% in connection with an event which would otherwise allow the Company to cause the conversion rights of Holders of Securities to expire. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in
Section 106 at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (12) Whenever the Conversion Rate is adjusted, as herein provided, the Company shall promptly file with the Trustee, at the Corporate Trust Office of the Trustee, and with the office or agency maintained by the Company for the conversion of Securities of such series pursuant to Section 1002, an Officers' Certificate, setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or any facts or computations set forth therein, except to exhibit said certificate from time to time to any Holder of a Security desiring to inspect the same. The Company shall promptly cause a notice setting forth the adjusted conversion price to be mailed to the Holders of Securities, as their names and addresses appear upon the Security Register of the Company.

          (13) In any case in which this Section 1605 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (y) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of the Common Stock of the Company issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock of the Company issuable upon such conversion before giving effect to such adjustment and (z) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock of the Company pursuant to Section 1606 of the Indenture.

          (b) Section 1606 is hereby amended with respect to the Securities by deleting the last sentence thereof in its entirety and substituting the following in its place:

     "Instead of a fraction of a share of Common Stock of the Company which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment (computed to the nearest cent, with one-half cent being rounded upward) in respect of such fraction of a share in an amount equal to the same fractional interest of the Current Market

     Price of the Common Stock of the Company on the Trading Day next preceding the day of conversion."

          (c) Section 1607 is amended by adding the following to the end of the first sentence thereof:

     ", assuming (i) such holder of Common Stock of the Company failed to exercise his or her rights of election, if any, as to the kind or amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of non-electing shares), and (ii) the Securities were convertible at the time of such consolidation, merger, sale or transfer at the initial Conversion Rate specified in the supplemental indenture establishing such Securities, as adjusted, if applicable, in accordance with the terms of such supplemental indenture."

          (d) Section 1608 is amended with respect to the Securities by deleting the word "or" from the end of clause (c) thereof and adding the following immediately after clause (d) thereof:

                    "(e) the Company or a Subsidiary shall take any other action that would require an adjustment to the Conversion Rate pursuant to Section 1605; or

                    (f) the Company shall take any action that would require a supplemental indenture pursuant to Section 1607;"

                                 ARTICLE THREE

               CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

          SECTION 3.1.  AMENDMENTS TO ARTICLE EIGHT.  Section 801 of the
                        ----------------------------
Indenture is amended in its entirety with respect to the Securities to read as follows:

          The Company may not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any

Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease such Person's properties and assets substantially as an entirety to the Company, unless:

          (a) the Person formed by such consolidation or into or with which the Company is merged or the Person to which the properties and assets of the Company are so conveyed, transferred, sold or leased, is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if other than the Company, shall expressly assume the due and punctual payment of the principal of and, premium, if any, and interest on the Securities and the performance of the other covenants of the Company under the Indenture, and

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.


                                 ARTICLE FOUR

                                  DEFEASANCE

          SECTION 4.1.  DEFEASANCE APPLICABLE TO SECURITIES. Pursuant to Section
                        ------------------------------------
301(19) and Section 1401 of the Indenture, the Company will have the option of defeasance of the Securities under Section 1402 and 1403 of the Indenture upon the terms and conditions contained in Article Fourteen of the Indenture, as amended by this Second Supplemental Indenture; provided, however, that the
                                               --------  -------
Company's option of covenant defeasance, as described in Section 1403 of the Indenture, shall be limited to defeasance of its obligations under Article Eight of this Second Supplemental Indenture.

          SECTION 4.2.  AMENDMENTS TO ARTICLE FOURTEEN.
                        -------------------------------

          (a) Section 1404 is hereby amended with respect to the Securities by deleting the period from the end of clause (b) thereof and adding the following thereto:

     ", shall not be prohibited by Article Seventeen, and shall be permitted by the terms of all Senior Indebtedness."

          (b) Section 1404 is hereby further amended by deleting "91st" in clause (c) thereof and substituting "123rd" in its place.

          (c) Section 1405 is hereby amended by adding the following to the end of the first paragraph thereof:

     "Money and securities so held in trust are not subject to Article Seventeen of the Indenture."


                                 ARTICLE FIVE

                               EVENTS OF DEFAULT

          SECTION 5.1.  AMENDMENTS TO SECTION 501.
                        --------------------------

          (a) Clause 5 of Section 501 of the Indenture is amended in its entirety with respect to the Securities to read as follows:

          "(5) default under the terms of any instrument evidencing or securing Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of not less than $25,000,000 or its foreign currency equivalent at the time which default results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay such Indebtedness when due (after expiration of any applicable grace period); or".

          (b) Clause 6 of Section 501 of the Indenture is amended in its entirety with respect to the Securities to read as follows:

          "(6) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or"

          (c) Clause 7 of Section 501 of the Indenture is amended in its entirety with respect to the Securities to read as follows:

          "(7) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal, state or foreign law, or appointing a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days."

          SECTION 5.2.   ADDITIONAL EVENTS OF DEFAULT.  Pursuant to Section
                         -----------------------------
301(15) of the Indenture, so long as any of the Securities are Outstanding, each of the following events shall be an Event of Default with respect to the Securities, in addition to the Events of Default contained in Section 501 of the Indenture, as amended hereby:

          (1) failure to pay when due the Purchase Price of any Securities required to be repurchased pursuant to Article Eight of this Second Supplemental Indenture whether or not an Offer to Purchase is prohibited by Article Seventeen of the Indenture, as amended hereby; or

          (2) failure to perform or comply with Article Eight of the Indenture, as amended hereby; or

          (3) the rendering of any judgment or judgments for the payment of money in an aggregate amount in excess of $25 million or its foreign currency equivalent at the time that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect.

          SECTION 5.3.  NOTICE OF DEFAULT OR EVENT OF DEFAULT. The Company shall
                        ---------------------------------------
deliver to the Trustee, as soon as reasonably practicable and in any event within 30 days after an executive officer of Company becomes aware of the occurrence of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.


                                  ARTICLE SIX

                            PROVISIONAL REDEMPTION

          Pursuant to Section 301(6) of the Indenture, so long as any of the Securities are Outstanding, the following provisions shall be applicable to the
Securities:

          SECTION 6.1.  PROVISIONAL REDEMPTION.
                        -----------------------

          (a) At any time or from time to time prior to March 18, 2003, the Company may, at its option, redeem the Securities (a "Provisional Redemption"), in whole or in part, at the following Redemption Prices, in each case plus accrued and unpaid interest, if any, to the date of such redemption (herein called the "Provisional Redemption Date"), if the Current Market Price of Common Stock of the Company equals or exceeds the following trigger percentages of the prevailing Conversion Price then in effect for at least 20 Trading Days within any period of 30 consecutive Trading Days, including the last day of such period (herein called the"Redemption Condition"), if called for redemption during any of the periods beginning and ending as set forth below.

                                                        Trigger     Redemption
Year                                                  Percentage       Price
-----                                                ------------  ------------
February 29, 2000 through March 14, 2001...........           170%      106.00%
March 15, 2001 through March 14, 2002..............           160%      105.40%
March 15, 2002 through March 17, 2003..............           150%      104.80%

          (b) Upon any Provisional Redemption, the Company will make an additional payment in cash (herein called the "Make-Whole Payment") with respect to the Securities converted into Common Stock of the Company between the date notice of redemption was given (herein called the "Notice Date") and the Provisional Redemption Date. The Make-Whole Payment will be equal to the present value of the aggregate value of the interest payments that would thereafter have been payable on this Security on each semi-annual interest payment date from the Provisional Redemption Date through March 17, 2003. The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the additional period as of the day immediately preceding the Notice Date.

          (c) If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that no Securities of $1,000 in principal amount or less shall be redeemed in part. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Security. On and after the redemption date, interest ceases to accrue on Securities or portions of Securities called for redemption.

          (d) In order to redeem any or all of the Securities, the Company must issue a press release for publication on the Dow Jones News Service (or a comparable news service) announcing the Provisional Redemption Date prior to the opening of business on the second Trading Day after any period in which the Redemption Condition has been met. The press release shall announce the Provisional Redemption Date and provide the current Conversion Price of the Securities and the Current Market Price of the Company Stock of the Company in each case as of the close of business on the Trading Day next preceding the date of the press release.

          (e) Notice of the Provisional Redemption will be given by the Company to the Holders of the Securities in accordance with Section 106 not more than four Business Days after the Company issued the press release under paragraph
(d) hereof. Such notice shall be irrevocable and will specify the Provisional Redemption Date.

          (f) The Securities subject to the Provisional Redemption will be redeemed at the close of business on the Provisional Redemption Date, which will be a date selected by the Company not less than 30 nor more than 60 days after the date on which the Company issues the press release under paragraph (d) hereof. If any Security is to be redeemed in part only, the notice of redemption pursuant to paragraph (e) hereof that relates to such Security shall state the portion of the principal amount thereof to be redeemed.


                                 ARTICLE SEVEN

                        EXPIRATION OF CONVERSION RIGHTS

          Pursuant to Section 301(25) of the Indenture, so long as any of the Securities are Outstanding, the following provisions shall be applicable to the
Securities:

          SECTION 7.1.  EXPIRATION OF CONVERSION RIGHTS.
                        --------------------------------

          (a) On or after March 18, 2003, the Company may, at its option, cause the conversion rights of Holders of Securities to expire. The Company may exercise this option only if the Current Market Price of the Common Stock of the Company exceeds

140% of the Conversion Price for at least 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period (herein called the "Expiration Condition").

          (b) In order to exercise its option to cause the conversion rights of Holders of Securities to expire, the Company must issue a press release for publication on the Dow Jones News Service (or a comparable news service) announcing the conversion expiration date (the "Conversion Expiration Date") prior to the opening of business on the second Trading Day after the Expiration Condition has been met, but in no event prior to March 18, 2003. The press release shall announce the Conversion Expiration Date and provide the current Conversion Price of the Securities and the Current Market Price of the Common Stock of the Company, in each case as of the close of business on the Trading Day next preceding the date of the press release.

          (c) Notice of the expiration of conversion rights will be given by the Company to the Holders of the Securities in accordance with Section 106 not more than four Business Days after the Company issued the press release under paragraph (b) hereof. Such notice shall be irrevocable and shall specify the Conversion Expiration Date.

          (d) Conversion rights will terminate at the close of business on the Conversion Expiration Date which will be a date selected by the Company not less than 30 nor more than 60 days after the date on which the Company issues the press release under paragraph (b) hereof announcing its intention to terminate conversion rights of the Securities.


                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

          Pursuant to Section 301(25) of the Indenture, and in addition to the other provisions contained in Article Seventeen of the Indenture (which shall be applicable as amended hereby to the Securities in all respects), so long as any of the Securities are Outstanding, the following provisions shall be applicable to the Securities:

          SECTION 8.1.  AMENDMENT OF SECTION 1701.  (a)  Section 1701 is hereby
                        --------------------------
amended by relettering clause (c) in the second paragraph thereof to be clause
(b) and by deleting the following from the second paragraph thereof:

          "(b) that a default shall have occurred and be continuing with respect to the payment of principal of (or premium, if any) or interest on or any Additional Amounts payable in respect of any Senior Indebtedness, or"

          (b) Section 1701(1) is hereby amended by deleting the words "or (b)" therefrom.

          SECTION 8.2.   NO PAYMENT IN CERTAIN CIRCUMSTANCES.  (a) No payment
                         ------------------------------------
shall be made with respect to the principal of, or premium, if any, or interest on the Securities (including, but not limited to, the Purchase Price with respect to Securities submitted for repurchase in accordance with Article Eight hereof), if:

          (i) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Indebtedness occurs and is continuing unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (ii) a default, other than a payment default, on any Senior Indebtedness occurs and is continuing that then permits holders of such Senior Indebtedness to accelerate (with notice, lapse of time or both) its maturity unless and until such default shall have been cured or waived or shall have ceased to exist if the maturity of such Senior Indebtedness has not been accelerated.


                                 ARTICLE NINE

             REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER
                           UPON A CHANGE IN CONTROL

          Pursuant to Section 301(7) of the Indenture and in substitution of the terms of Article Thirteen of the Indenture, so long as any of the Securities are Outstanding, the following provisions shall be applicable to the Securities:

          SECTION 9.1.  RIGHT TO REQUIRE REPURCHASE.
                        ----------------------------

          (a) Upon the occurrence of a Change in Control, each Holder shall have the right, at the Holder's option, but subject to the provisions of Section
9.2. hereof, to require the Company to repurchase all of such Holder's Securities or any portion of the principal amount thereof that is equal to $5,000 or any integral multiple of $1,000 in excess thereof (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof), in accordance with the procedures set forth in this Section 9.1 and this Second Supplemental Indenture. The First Supplemental Indenture, 9-1/8% Senior Notes Indenture, the 10-1/2% Senior Discount Notes Indenture, the Dollar Denominated Senior Notes Indenture and the Euro Denominated Senior Notes Indenture each require that such Indebtedness be repurchased upon the occurrence of certain of the events that would constitute a Change of Control. Other future Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. To the extent other Indebtedness of the Company is both subject to similar repurchase obligations in the event of a Change of Control and ranks senior in right of payment to the Securities, the Company will repurchase such Indebtedness required to be repurchased pursuant to the terms thereof before repurchasing any of the Securities.

          (b) Within 30 days of the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase all Outstanding Securities at a price, subject to next sentence, in cash equal to 100% of the principal amount of the

Securities on the Purchase Date, plus accrued and unpaid interest (if any) to such Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). At the option of the Company, the Purchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth Section 9.2 hereof, by delivery of shares of Common Stock of the Company having a fair market value equal to the Purchase Price.

          (c) The Company and the Trustee shall perform their respective obligations for the Offer to Purchase as specified in the Offer. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) irrevocably deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) cash or shares of Common Stock of the Company, as provided below, sufficient to pay the Purchase Price of all Securities or portions thereof so accepted (provided that such deposit may be made no later than 11:00 A.M. New York City time on the Purchase Date if the Company elects) and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment or shares of Common Stock of the Company in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the principal amount of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. In the event that the aggregate Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Purchase Date.

          (d) Any issuance of shares of Common Stock of the Company in respect of the Purchase Price shall be deemed to have been effected immediately prior to the close of business on the Purchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such repurchase shall be deemed to have become on the Purchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock of the Company issued upon repurchase of any Security declared prior to the Purchase Date.

          (e) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Purchase Price shall be payable in shares of Common Stock of the Company, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock of the Company which would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the Current Market Price of a full share on the Trading Day immediately preceding the Purchase Date by the fraction, and rounding the result to the nearest cent.

          (f) Any issuance and delivery of certificates for shares of Common Stock of the Company on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock of the Company in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

          (g) Whenever in this Second Supplemental Indenture, Exhibit A hereto of the Indenture (including Article One hereof and Sections 201, 501(1) and 508 of the Indenture) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Purchase Price payable in respect of such Security to the extent that such Purchase Price is, was or would be so payable at such time, and express mention of the Purchase Price in any provision of this Second Supplemental Indenture shall not be construed as excluding the Purchase Price in those provisions of this Second Supplemental Indenture when such express mention is not made; provided, however, that for the purposes of Article Eight such reference shall
--------  -------
be deemed to include reference to the Purchase Price only to the extent the Purchase Price is payable in cash.

          (h) The Company shall not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase.

          (i) In the event that the Company makes an Offer to Purchase, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 9.2.  CONDITIONS TO THE COMPANY'S ELECTION TO PAY THE
                        -----------------------------------------------
REPURCHASE PRICE IN COMMON STOCK OF THE COMPANY.  The Company may elect to pay
------------------------------------------------
the Purchase Price by delivery of shares of Common Stock of the Company pursuant to Section 9.1 if:

          (1) The shares of Common Stock of the Company deliverable in payment of the Purchase Price shall have a fair market value as of the Purchase Date of not less than the Purchase Price. For purposes of Section 9.1 and this Section 9.2, the fair market value of shares of Common Stock of the Company shall be determined by the Company and shall be equal to 95% of the average of the Current Market Price of the Common

Stock of the Company for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Purchase Date;

          (2) The shares of Common Stock of the Company to be issued upon repurchase of Securities hereunder (i) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Purchase Date, and (ii) shall not require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Purchase Date;

          (3) The shares of Common Stock of the Company to be issued upon repurchase of Securities hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Purchase Date; and

          (4) All shares of Common Stock of the Company which may be issued upon repurchase of Securities will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

          If all of the conditions set forth in this Section 9.2 are not satisfied in accordance with the terms hereof, the Purchase Price shall be paid by the Company only in cash.

          SECTION 9.3.  CONSOLIDATION, MERGER, ETC.  In the case of any
                        ---------------------------
consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which Section 1607 of the Indenture applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Second Supplemental Indenture relating to the right of Holders to cause the Company to repurchase the Securities following a Change in Control, including without limitation the applicable provisions of this Article Eight and the definitions of the Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein and in the Indenture as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change of Control to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).


                                  ARTICLE TEN

                            SUPPLEMENTAL INDENTURES

          SECTION 10.1.  AMENDMENTS TO ARTICLE TEN.  (a)  Section 901 is hereby
                         --------------------------
amended with respect to the Securities by deleting the word "or" from the end of clause (9) thereof, deleting the "." from the end of clause (10) thereof and substituting a ";" in its place and by adding the following to the end thereof:

          (11) to add guarantees with respect to the Securities; or

          (12) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the Securities Act or the TIA.

          (b) Section 902 is hereby amended by inserting "at any time after a Change of Control has occurred" after the words "Section 504, or" in clause (1) thereof and by adding the following to the end of the first paragraph of Section 902:

          (6) modify Article Sixteen or Article Seventeen of the Indenture, as amended, or Article Six or Article Seven of this Second Supplemental Indenture in a manner adverse to the Holders; and

          (7) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed pursuant to Section
     6.1 hereof.


                                ARTICLE ELEVEN

                       MEETINGS OF HOLDERS OF SECURITIES

          SECTION 11.1.  AMENDMENTS TO ARTICLE FIFTEEN.  Section 1504 of the
                         ------------------------------
Indenture is amended with respect to the Securities by adding the following to the end of the first paragraph thereof:

     "Subject to the proviso in the first sentence of this paragraph, the Persons entitled to vote 25% of the principal amount of the Outstanding Securities shall constitute a quorum for a reconvened meeting previously adjourned for lack of a quorum.

                                ARTICLE TWELVE

                                 MISCELLANEOUS

          SECTION 12.1.  APPLICATION OF SECOND SUPPLEMENTAL INDENTURE. Each and
                         ---------------------------------------------
every term and condition contained in this Second Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Securities created hereby and not to any future series of Securities established under the Indenture.

          SECTION 12.2.  BENEFITS OF SECOND SUPPLEMENTAL INDENTURE.  Nothing
                         ------------------------------------------
contained in this Second Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Securities, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this Second Supplemental Indenture, except for Holders of Senior Indebtedness as provided in Article Seven hereof.

          SECTION 12.3.  EFFECTIVE DATE.  This Second Supplemental Indenture
                         ---------------
shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

          SECTION 12.4.  GOVERNING LAW.  This Second Supplemental Indenture
                         --------------
shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 12.5.  COUNTERPARTS.  This Second Supplemental Indenture may
                         -------------
be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.


                                   LEVEL 3 COMMUNICATIONS, INC.


                                   By: /s/ Thomas C. Stortz
                                       ___________________________
                                       Name: Thomas C. Stortz
                                       Title: Senior Vice President



                                   THE BANK OF NEW YORK, as Trustee


                                   By: /s/ Van K. Brown
                                       ____________________________
                                       Name: Van K. Brown
                                       Title: Assistant Vice President

                                   EXHIBIT A

                           Form of Face of Security
                           ------------------------

     [If a Global Security, then insert:] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          [If a Global Security, then insert:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         LEVEL 3 COMMUNICATIONS, INC.

                   6% Convertible Subordinated Note Due 2010

                                                             CUSIP No. 52729NAS9
                                                                       ---------
No.       [if a Global security, insert: up to] $

     Level 3 Communications, Inc., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of [if a Global Security, then insert: up to] _________ Dollars [if a Global Security, then insert: (the outstanding principal amount of which shall be reflected in the attached Schedule of Increases or Decreases in Global Security and the records of the Trustee which, taken together with the outstanding principal amounts of all other Outstanding Securities, shall not exceed $862,500,000 in the aggregate at any time)] on March 15, 2010, at the office or agency of the Company referred to below, and to pay interest thereon, in cash in arrears semiannually on March 15 and September 15 in each year, with payment commencing on September 15, 2000, and interest accruing from February 29, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 6 % per annum, until the principal amount hereof is paid or duly provided for. The Company shall pay interest on overdue principal at the rate borne by this Security, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the
--------  -------
Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:_______________              LEVEL 3 COMMUNICATIONS, INC.

                                   By:
                                        ________________________
                                        Authorized Signatory


Attest:
        ___________________

                          Form of Reverse of Security


     This Security is one of a duly authorized issue of securities of the Company designated as its 6 % Convertible Subordinated Notes Due 2010 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $862,500,000, which may be issued under an indenture (herein called the "Base Indenture") dated as of September 20, 1999, as supplemented by the Second Supplemental Indenture (the "Second Supplemental Indenture" and, together with the Base Indenture, the "Indenture") dated as of February 29, 2000, in each case between the Company and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Provisional Redemption
----------------------

          At any time or from time to time prior to March 18, 2003, the Company may, at its option, redeem this Security, in whole or in part, at the following Redemption Prices, in each case plus accrued and unpaid interest, if any, to the date of such redemption (herein called the "Provisional Redemption Date"), if the Current Market Price of Common Stock of the Company equals or exceeds the following trigger percentages of the prevailing Conversion Price then in effect for at least 20 Trading Days within any period of 30 consecutive Trading Days, including the last day of such period, if called for redemption during any of the periods beginning and ending as set forth below.


                                                    Trigger     Redemption
Year                                               Percentage      Price
----                                               ----------   -----------

February 29, 2000 through March 14, 2001               170%      106.00%
March 15, 2001 through March 14, 2002                  160%      105.40%
March 15, 2002 through March 17, 2003                  150%      104.80%


          Upon any provisional redemption, the Company will make an additional payment in cash (herein called the "Make-Whole Payment") with respect to the Securities converted into Common Stock of the Company between the date notice of redemption was given (herein called the "Notice Date") and the Provisional Redemption Date. The Make-Whole Payment will be equal to the present value of the aggregate value of the interest payments that would thereafter have been payable on this Security on each semi-annual interest payment date from the Provisional Redemption Date through March 17, 2003. The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the additional period as of the day immediately preceding the Notice Date.

          If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that no Securities of $1,000 in principal amount or less shall be redeemed in part. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Security. On and after the redemption date, interest ceases to accrue on Securities or portions of Securities called for redemption.

          In order to redeem any or all of the Securities, the Company must issue a press release for publication on the Dow Jones News Service (or a comparable news service) announcing the Provisional Redemption Date prior to the opening of business on the second Trading Day after any period in which the condition described above has been met. The press release shall announce the Provisional Redemption Date and provide the current Conversion Price of the Securities and the Current Market Price of the Common Stock of the Company in each case as of the close of business on the Trading Day next preceding the date of the press release.

          Notice of the provisional redemption will be given by the Company by first class mail to the Holders of the Securities not more than four business days after the Company issued the press release. Such notice shall be irrevocable and will specify the Provisional Redemption Date. The Securities subject to the provisional redemption will be redeemed at the close of business on the Provisional Redemption Date, which will be a date selected by the Company not less than 30 nor more than 60 days after the date on which the Company issues the press release announcing the provisional redemption. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed.

Expiration of Conversion Rights
-------------------------------

     On or after March 18, 2003, the Company may, at its option, cause the conversion rights of Holders of Securities to expire. The Company may exercise this option only if the Current Market Price of Common Stock of the Company exceeds 140% of the prevailing Conversion Price then in effect for at least 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period. In order to exercise its option to cause the conversion rights of Holders of Securities to expire, the Company must issue a press release for publication on the Dow Jones News Service (or a comparable news service) announcing the Conversion Expiration Date prior to the opening of business on the second Trading Day after any period in which the Expiration Condition has been met, but in no event prior to March 18, 2003. The press release shall announce the Conversion Expiration Date and provide the current Conversion Price of the Securities and the Current Market Price of the Common Stock of the Company, in each case as of the close of business on the Trading Day next preceding the date of the press release.

     Notice of the expiration of conversion rights will be given by the Company by first class mail to the Holders of the Securities not more than four business days after the Company issued the press release. Conversion rights will terminate at the close of business on the Conversion Expiration Date which will be a date selected by the Company not less than 30 nor more than 60 days after the date on which the Company issues the press release announcing its intention to terminate conversion rights of the Securities.

Repurchase at the Option of Holders upon a Change of Control
------------------------------------------------------------

     Upon the occurrence of a Change of Control, the Holder of this Security may require the Company, subject to certain limitations provided in the Indenture, to repurchase this Security at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     At the option of the Company, the Purchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock of the Company having a fair market value equal to the Purchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock of the Company shall be determined by the Company and shall be equal to 95% of the average of the Current Market Price for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Purchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Purchase Price payable in respect of such Security to the extent that such Purchase Price is, was or would be so payable at such time, and express mention of the Purchase Price in any provision of this Security shall not be construed as excluding the Purchase Price so payable in those provisions of this Security when such express mention is not made.

     In the event of repurchase of this Security in part only, a new Security or Securities for the unrepurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Conversion Rights
-----------------

     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his or her option, at any time following the original issue date of the Securities and on or before the close of business on the Business Day immediately preceding March 15, 2010, or in case the Company has caused the conversion rights of the Holder hereof to expire or the Holder hereof has exercised his right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Conversion Expiration Date or the Business Day immediately preceding the Purchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 7.416 shares of Common Stock of the Company for each $1,000 principal amount of Security (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security or portion thereof repurchasable on a Purchase Date or redeemable on a Provisional Redemption Date and the conversion rights of this Security, or such portion thereof, would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided, however, that if this Security or portion hereof is repurchasable on a Purchase Date or redeemable on a Provisional Redemption Date and the conversion rights of this Security, or such portion thereof, would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date, then the Holder of this Security on such Regular Record Date will be entitled to receive the interest accruing on this Security or a portion hereof from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Security who converts this Security or a portion hereof during such period shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock of the Company issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock of the Company (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock of the Company) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease. No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such price, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

Subordination
-------------

     The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

Events of Default
-----------------

     If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Defeasance
----------

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) its obligation to repurchase Securities upon the occurrence of a Change of Control and related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Modification and Amendment
--------------------------

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Without the consent of any Holder of Securities, the Company and the Trustee may amend or modify the Indenture for certain purposes specified therein. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

Miscellaneous
-------------

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Securities are issuable only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                Form of Trustee's Certificate of Authentication
                -----------------------------------------------

     The Trustee's certificate of authentication shall be in substantially the following form:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     Dated:  _____________


          This is one of the Securities referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK, as Trustee

                              By:
                              ---------------------------------
                                    Authorized Signatory

                               CONVERSION NOTICE

          The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, PROVIDED that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock of the Company or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Dated:__________


                                 Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:


Name


Address


Social Security or other Identification
Number, if any


Signature Guaranteed

If only a portion of the Securities is to be converted, please indicate:

1.   Principal amount to be converted:

          $

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

          Amount $


          ($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof)

                                Assignment Form
                                ---------------

     If you, the Holder, want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to___________________________________

(Insert assignee's social security or tax ID number)

                                                       ___________________

(Print or type assignee's name, address and zip code)

____________________________________________________________________

                                                       ___________________

____________________________________________________________________


and irrevocably appoint_________________________________

of   _______________________________________

____________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.


Dated:  _________  Your signature:  _________________________________________
                                    (Sign exactly as your name appears on the other side of this Security)

                   By:

                                    _________________________________
                                    NOTICE: To be executed by an executive
                                    officer

Signature Guarantee:  _________________________

                      Option of Holder to Elect Purchase

     If you wish to have this Security purchased by the Company pursuant to
Section 9.1 of the Second Supplemental Indenture, check the box:  [_]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 9.1 of the Second Supplemental Indenture, state the amount:
$______________.

     In the event that the Purchase Price shall be paid in shares of Common Stock of the Company, provide the name in which the certificate(s) for shares of Common Stock of the Company are to be issued, together with the address of such person:

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

(Print or type name, address and zip code)


Name


Address


Dated: __________            Your Signature: _____________________________
                             (Sign exactly as your name appears on the other side of this Security)

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $[        ].
The following increases or decreases in this Global Security have been made:

Date of       Amount of decrease in       Amount of increase in     Principal amount of this   Signature of authorized
Transfer      Principal  Amount of this   Principal Amount of this  Global Security following  signatory of Trustee or
              Global Security             Global Security           such decrease or increase  Security Registrar